EXHIBIT 99.1

PEGASUS DIGITAL MOBILITY ACQUISITION CORP. ANNOUNCES THIRD EXTENSION AND FURTHER VOLUNTARY PAYMENTS INTO TRUST ACCOUNT

Greenwich, CT, July 14, 2023 – Pegasus Digital Mobility Acquisition Corp. (NYSE: PGSS.U) (the "Company"), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses or assets (a "Business Combination"), announced that its board of directors (the "Board") has approved the further extension of the period of time the Company has to consummate a Business Combination, in accordance with Article 54.9 of the Company’s second amended and restated memorandum and articles of association (the "Articles"), until December 31, 2023 (the "Third Extension”). The Company intends to utilize the further time available to it until December 31, 2023 to consummate its proposed Business Combination with Gebr. SCHMID GmbH.

The Company further announced that its sponsor, Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the "Sponsor") has voluntarily committed to make a monthly contribution into the Company's trust account (the "Trust Account") commencing on August 1, 2023 and paid on the first day of each month thereafter until the earliest of (i) the date on which the Company consummates a Business Combination or (ii) December 31, 2023. The monthly contribution shall be equal to $0.03 (three U.S. cents) per Public Share (as defined below) then outstanding. The contribution amount shall be made available and paid on a monthly basis after the issuance of a non-convertible unsecured promissory note from the Company to the Sponsor in connection therewith. Should the Company's Board determine that it will not be able to consummate the initial Business Combination by December 31, 2023 and that the Company shall instead liquidate, the Sponsor's obligation to continue to make such contributions shall immediately cease. If the Board determines that more time is needed to consummate the initial Business Combination, a shareholders' vote in an extraordinary general meeting will be required to change the Articles of the Company.

As previously indicated in the definitive proxy statement distributed to shareholders and filed with the SEC on March 29, 2023 in connection with the extraordinary general meeting held on April 19, 2023 (the "EGM"), in accordance with Article 54.10 of the Articles, holders of the Company’s Class A ordinary shares, par value $0.0001 per share issued in the Company's initial public offering (the "Public Shares" and the holders of such Public Shares, the "Public Shareholders") have the opportunity to redeem their Public Shares for a per-share price, payable in cash, as calculated by Continental Stock Transfer & Trust Company ("Continental") and equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares, on the third extension date of July 26, 2023 (the "Third Extension Date"). Pursuant to the Articles, the Company may not redeem Public Shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemption, which condition may not be waived by the Company's board of directors.

Public Shareholders may elect to redeem all or a portion of their Public Shares. For the avoidance of doubt, Public Shareholders who choose to redeem in July 2023 will not be entitled to any further amounts deposited by the Sponsor into the Trust Account in respect to any redeemed Public Shares. Any Public Shareholders who do not redeem all of their Public Shares in connection with the Third Extension will retain the right to vote on the Business Combination when and if it is submitted to shareholders (as long as they are a shareholder on the applicable record date) and will have a right to redeem any remaining Public Shares at such time in accordance with the Articles.

Based upon the amount held in the Trust Account following redemptions in connection with the EGM, the deposit by the Sponsor following the second extension and estimated interest income and taxes, the Company estimates that the per-share price at which Public Shares may be redeemed from cash held in the Trust Account would be approximately $10.72 on July 26, 2023. The closing price of Public Shares on July 13, 2023 was $10.70. The Company cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares. The Company expects that the proceeds held in the Trust Account will continue to be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, as determined by the Company, or in an interest bearing demand deposit account until the earlier of: (i) the completion of its initial business combination and (ii) the distribution of the Trust Account.

Eligible shareholders who wish to redeem their Public Shares should refer to the previously published proxy statement, which includes the Articles, for further information. Any Public Shareholders wishing to exercise this redemption right in connection with the Third Extension and tender their Public Shares for redemption must:

(i)      (a) hold Public Shares or (b) hold Public Shares as part of the combined units offered in the Company’s IPO, which each consisted of one Public Share and one-half of one redeemable warrant (the "Public Warrants" and together with the Public Shares, the "Units") and elect to separate such Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)     prior to 5:00 p.m., Eastern Time, on July 26, 2023, (a) submit a written request to Continental at spacredemptions@continentalstock.com, the Company’s transfer agent, that the Company redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, the Company's transfer agent, physically or electronically through The Depository Trust Company ("DTC"). The Company also requests that any requests for redemption include the identity as to the beneficial owner making such request, including such beneficial owner’s legal name, phone number, and address.

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its, his or her own name, the holder must contact Continental, the Company's transfer agent, directly and instruct it to do so.

Through DTC's DWAC (Deposit Withdrawal At Custodian) system, this electronic delivery process can be accomplished by the shareholder, whether or not it is a record holder or its shares are held in "street name," by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and the Company's transfer agent will need to act together to facilitate this request. It is the Company’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or The Depository Trust Company. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through The Depository Trust Company's DWAC system. The transfer agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming shareholder. However, this fee would be incurred regardless of whether or not shareholders seeking to exercise redemption rights are required to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

The Public Shares of any holders who validly exercise their redemption rights will cease to be outstanding on the Third Extension Date and will only represent the right to receive a pro rata share of the aggregate amount then on deposit in the Company's Trust Account as outlined above and within the Articles. You will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for your Public Shares only if you properly and timely demand redemption. Each Public Shareholder wishing to redeem is urged to consult its own tax advisor with respect to the particular tax consequences to such investor of exercising the redemption rights with respect to the Public Shares, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements involve predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to certain risks and uncertainties, including but not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination;

•	the outcome of any legal proceedings that may be instituted against the Company, the SCHMID Group, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto;

•	the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of the Company or to satisfy other conditions to closing;

•	changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination;

•	the ability to meet stock exchange listing standards following the consummation of the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations of the Company or the SCHMID Group as a result of the announcement and consummation of the Business Combination;

•	the ability to recognise the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Business Combination;

•	the possibility that the Company, the SCHMID Group or the combined company may be adversely affected by other economic, business, and/or competitive factors;

•	the estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and

•	other risks and uncertainties set forth in the section entitled "Risk Factors" in the Company's prospectus on Form S-1 approved by the SEC.

The foregoing list of factors is not exhaustive. The forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the SCHMID Group and the Company assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Copies of the Company's registration statement are available on the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ANY DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of any documents (including any amendments or supplements thereto) filed with the SEC through the website maintained by the SEC at www.sec.gov or by directing a request to:

Pegasus Contact Information

Investor Relations

investor-relations@pegasusdm.com